Exhibit 10.18

Note Subscription Agreement

in respect of

CardieX Limited

ACN 113 252 234

and

The party set out in Part A of Schedule 1

Hamilton Locke

Table of Contents

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Interpretation	3
	1.3	Knowledge	3
	1.4	Party as trustee	3

2.	Subscription		4

	2.1	Subscription and issue	4
	2.2	Noteholder’s obligations	4
	2.3	Agreement to serve as application for Subscription Notes	4
	2.4	Company’s obligations	4
	2.5	Simultaneous obligations	4
	2.6	Failure to complete	4

3.	Issue of Options		5

	3.1	Shareholder approval	5
	3.2	Issue of Options	5

4.	Noteholder warranties		5

5.	Company Warranties		5

	5.1	Company warranties	5
	5.2	Time limitation	5
	5.3	Thresholds	6
	5.4	Maximum aggregate liability for Claims	6
	5.5	Disclosures	6
	5.6	Noteholder acknowledgements	6
	5.7	Other limitations on Claims	7

6.	Default and termination		7

	6.1	Termination	7
	6.2	Effect of termination	7

7.	Confidentiality		7

	7.1	Confidentiality	7
	7.2	Permitted disclosure	8

8.	GST		8

	8.1	Recovery of GST	8
	8.2	Liability net of GST	8

Hamilton Locke Note Subscription Agreement	i

	8.3	Adjustment events	8
	8.4	Definitions	8

9.	General		9

	9.1	Notices	9
	9.2	Costs	9
	9.3	Duty	9
	9.4	Governing law and jurisdiction	9
	9.5	Variation	9
	9.6	Waivers	9
	9.7	Cumulative rights	10
	9.8	Severability	10
	9.9	Further acts	10
	9.10	Assignments and transfers	10
	9.11	Survival and merger	10
	9.12	Entire understanding	10
	9.13	Counterparts	10

Hamilton Locke Note Subscription Agreement	ii

Date: ______28_____June 2023

Parties

Company	Name	CardieX Limited

	ACN	113 252 234
	Address	Suite 301, Level 3
55 Lime Street, Sydney, NSW 2000
	Email	nmarshall@cardiex.com
	Attention	The Company Secretary

Noteholder	The party set out in Part A of Schedule 1.

Background

A.	The Noteholder wishes to subscribe for, and the Company wishes to issue, the Subscription Notes on the terms set out in this document.

B.	The Company will also issue attaching Options with the Subscription Notes on the terms set out in this document.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

In this document:

Capitalised terms that are not otherwise defined in this document have the meaning set out in the Convertible Note Deed Poll.

A$ or AUD or $ means the lawful currency of Australia.

ASX means ASX Limited or the securities exchange operated by it, as the context requires.

Business means the business of the Group as at the date of this document.

Business Day means a day other than a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia.

Claim means any claim, notice, demand, action, proceeding, litigation, prosecution, dispute, order, declaration, inquiry, arbitration, investigation, judgment, award, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this document or otherwise.

Company Warranties means the representations and warranties set out in Schedule 3.

Confidential Information means information disclosed by or on behalf of one party to another party in connection with this document which has been designated as confidential by the party disclosing the information, or information which by its nature should reasonably be considered to be confidential (including the existence and terms of this document and the negotiations preceding it), but does not include:

(a)	any information which is in the public domain at the time of its disclosure or subsequently becomes part of the public domain other than as a result of a breach of clause 7.1 by the person receiving the Confidential Information;

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(b)	any information that was known to the party receiving the Confidential Information at the time of disclosure of the confidential information except as a result of a prior confidential disclosure by the party disclosing the Confidential Information; or

(c)	any information that is disclosed to the party receiving the Confidential Information by any third party who is not known to the party receiving the Confidential Information to be acting in breach of a confidentiality obligation owed to the party disclosing the Confidential Information.

Consequential Loss means:

(a)	Loss that does not flow directly and naturally from the relevant breach or causational circumstances or could not reasonably be supposed to have been in the contemplation of the parties as a direct, natural or reasonably probable result of the relevant breach or the circumstances at the time the parties entered into this document; or

(b)	any economic loss, loss of or denial of opportunity, loss of revenue or loss of profits, loss of production, loss of business reputation, loss of future reputation or publicity, any special, exemplary, consequential, punitive or extraordinary loss or damage).

Constitution means the constitution of the Company as amended from time to time.

Continuing Clauses means this clause 1 (Definitions and Interpretation) and clauses 7 (Confidentiality), 8 (GST) and 9 (General).

Convertible Note Deed Poll means the convertible note deed poll executed by the Company on or around the date of this document on the terms set out in Schedule 5.

Corporations Act means the Corporations Act 2001 (Cth), as amended.

Duty means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of them but excludes any Tax.

Face Value means $1.00 per Note.

Government Agency means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local.

GST means GST as defined in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Immediately Available Funds means payment by bank cheque or electronic funds transfer into an account nominated by the Company.

Issue Date means the 2nd Business Day after the date of this document (or such other date as agreed between the parties).

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Law includes:

(a)	any statute, regulation, rule, by-law, ordinance, proclamation, judgement, treaty, decree, convention, rule or principle of common law or equity, or requirement or approval (including any Government Agency);

(b)	rule of any applicable stock exchange; and

(c)	any regulation, rule, by-law, ordinance, proclamation or judgement made under that law.

Listing Rules means the official listing rules of ASX.

Loss means any loss, damage, cost, expense or liability, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.

Noteholder Warranties means the representations and warranties set out in Schedule 4.

Notes means the convertible notes constituted by the Company pursuant to the Convertible Note Deed Poll which may be issued by the Company from time to time.

Officer has the meaning given in the Corporations Act.

Options means the number of options specified under the heading ‘Options’ in Part B of Schedule 1, on the terms set out in Schedule 2.

Securities Act means the U.S. Securities Act of 1933, as amended.

Subscription Amount means the amount specified under the heading ‘Subscription Amount’ in Part B of Schedule 1.

Subscription Notes means the number of Notes specified under the heading ‘Subscription Notes’ in Part B of Schedule 1.

Tax means any tax, levy, charge, impost, fee, deduction, GST or withholding tax that is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of, any of the above but excludes Duty.

Third Party Interest has the meaning in the Convertible Note Deed Poll.

1.2	Interpretation

In this document, the provisions in clause 1.2 of the Convertible Note Deed Poll apply as though they were set out here in full.

1.3	Knowledge

A reference in this document to the Company’s awareness, knowledge, information or belief is a reference to the actual awareness, knowledge or belief of the Company or its Officers.

1.4	Party as trustee

In this document, unless the context requires otherwise:

(a)	if any party (Trustee) enters into this document in the capacity as trustee of any trust (Trust) under any trust deed, deed of settlement or other instrument (Trust Deed), and whether or not any other party has notice of the Trust, then the Trustee enters into this document both as trustee of the Trust and in its personal capacity; and

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(b)	no change of trustee of the Trust (including any appointment of an additional trustee) can occur without the prior written consent of the Company, which consent must not be unreasonably withheld or delayed.

2.	Subscription

2.1	Subscription and issue

The Company agrees to issue, and the Noteholder agrees to subscribe for, the Subscription Notes on the terms and conditions of this document.

2.2	Noteholder’s obligations

(a)	On or before the Issue Date, the Noteholder must:

(i)	subscribe for the Subscription Notes; and

(ii)	pay to the Company, or procure the payment to the Company of, the Subscription Amount to the Company in full, in Immediately Available Funds.

(b)	On issue of the Subscription Notes, the Noteholder agrees to be bound by the Constitution.

2.3	Agreement to serve as application for Subscription Notes

The execution of this document by the Noteholder serves as:

(a)	an application by the Noteholder for the allotment and issue of the Subscription Notes. Accordingly, it will not be necessary for the Noteholder to provide a separate (additional) application for the Subscription Notes; and

(b)	an agreement by the Noteholder for the benefit of the Company to observe and perform and be bound by the obligations of the Noteholder set out in the Convertible Note Deed Poll, including in the Terms.

2.4	Company’s obligations

On the Issue Date, the Company must:

(a)	issue or procure the issue of the Subscription Notes to the Noteholder;

(b)	issue a Note Certificate to the Noteholder in respect of the Subscription Notes; and

(c)	enter in the Company’s register of noteholders the name of the Noteholder as the holder of the Subscription Notes.

2.5	Simultaneous obligations

All actions required to be performed by the Company and the Noteholder in respect of the Subscription Notes on an Issue Date are interdependent and are taken to have occurred simultaneously on the Issue Date.

2.6	Failure to complete

Completion will not occur unless all of the obligations of the Company and the Noteholder are satisfied. If completion does not occur, then, the party that is not in default may elect to terminate this document (but only in respect of their respective obligations).

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3.	Issue of Options

3.1	Shareholder approval

The Company undertakes to use reasonable efforts to convene a general meeting of its Shareholders to seek shareholder approval for the issue of the Options for the purposes of ASX Listing Rule 7.1 and any other applicable ASX Listing Rules, and the Corporations Act (if applicable), within 3 months after the Drawdown date.

3.2	Issue of Options

By no later than 5 Business Days following receipt of the required approval under clause 3.1, the Company must:

(a)	issue or procure the issue of the Options to the Noteholder; and

(b)	enter the Noteholder in its register of options as the holder of the Options.

4.	Noteholder warranties

(a)	The Noteholder represents and warrants to the Company that each Noteholder Warranty is true on the date of this document and on the Issue Date.

(b)	The Noteholder acknowledges that the Company has entered into this document in reliance on the Noteholder Warranties.

(c)	Each Noteholder Warranty must be construed independently and is not limited by reference to another Noteholder Warranty.

5.	Company Warranties

5.1	Company warranties

(a)	The Company represents and warrants to the Noteholder that each Company Warranty is true and correct and not misleading in all material respects on the date of this document, on the Issue Date, and on any other date expressly stated in the Company Warranties (if any).

(b)	The Company acknowledges that the Noteholder has entered into this document in reliance on the Company Warranties.

(c)	Each Company Warranty must be construed independently and is not limited by reference to another Company Warranty.

5.2	Time limitation

The Company has no liability to the Noteholder relating to or arising out of a Claim under this document unless:

(a)	the Noteholder has given written notice of the Claim to the Company within 12 months after the Issue Date; and

(b)	proceedings in respect of the Claim are commenced within 6 months of notification.

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5.3	Thresholds

The Noteholder has no Claim against the Company relating to or arising out of a breach of this document unless:

(a)	the amount of any Claim relating to or arising out of the breach is at least $50,000 in respect of each breach (and, for these purposes, a number of Claims of the Noteholder arising out of the same or substantially similar subject matter, facts, events or circumstances may be aggregated); and

(b)	the aggregate amount of all Claims exceeds $100,000,

in which case the Noteholder may claim the whole amount and not merely the excess.

5.4	Maximum aggregate liability for Claims

The maximum aggregate liability of the Company as a result of all Claims made by the Noteholder under this document or otherwise is limited to an amount equal to the aggregate Subscription Amount.

5.5	Disclosures

The Company Warranties are qualified by, and the Company is not liable for any breach of any Company Warranty if the breach is based on, any fact, matter or circumstance that:

(a)	is provided for or described in this document;

(b)	is fully and fairly disclosed in, or is otherwise evident from the information contained in matters disclosed on the ASX market announcements platform prior to the date of this document;

(c)	is within the actual knowledge of the Noteholder or its advisers in relation to the transactions provided for in this document; or

(d)	was fairly disclosed in writing by the Company to the Noteholder or its advisers prior to the date of this document.

5.6	Noteholder acknowledgements

The Noteholder acknowledges and agrees that:

(a)	the Noteholder must not make a Claim under or in connection with this document, the Convertible Note Deed Poll or the Subscription Notes, against any officer, employee, agent or adviser of the Company and releases each from any such Claim and acknowledges that the Company enters this clause 5.6(a) for itself, and as trustee for each of those persons each of whom may rely on this clause 5.6(a);

(b)	at no time has:

(i)	the Company or any person on its behalf made or given; or

(ii)	the Noteholder relied on,

any representations, warranties, promises, undertakings, statements or conduct in relation to the Group, the Business or otherwise except those expressly set out in the Company Warranties;

(c)	neither the Company nor any person on its behalf has made or given, nor has the Noteholder relied upon, any representation, warranty, promise or undertaking in respect of the future financial performance or prospects of the Group or the Business;

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(d)	it has had full opportunity to satisfy itself as to the completeness or otherwise of any information provided by the Company and to otherwise make, and has made and relied on, its own searches, investigations and enquiries (including in relation to the information released by the Company to ASX before the date of this document) in relation to the Group and the Business and all matters material to it and has satisfied itself in relation to the matters arising from those searches, investigations and enquiries; and

(e)	it has knowledge and experience of, and understands the risks and uncertainties of, the industry in which the Business and the Group operate and the general economic, regulatory and other risks that impact on or could impact on the Group and the Business and their results, operations, financial position and prospects.

5.7	Other limitations on Claims

The Company is not liable under a Claim in respect of amounts described below:

(a)	(contingent losses) a contingent Loss, unless and until the Loss becomes an actual Loss and is due and payable;

(b)	(consequential loss) Loss that is Consequential Loss; or

(c)	(remediable loss) Loss that is remediable, provided it is remedied to the satisfaction of the Noteholder, acting reasonably, within 20 Business Days after the Company receives written notice of the Claim in accordance with clause 5.2.

6.	Default and termination

6.1	Termination

If a party has a right to terminate this document, that right may be exercised by that party delivering a notice in writing to the other parties stating that it terminates this document.

6.2	Effect of termination

Termination of this document will not affect:

(a)	any other rights the parties have against one another at Law or in equity;

(b)	the Continuing Clauses, which survive termination or expiry of this document; or

(c)	a right or claim which arises before termination.

7.	Confidentiality

7.1	Confidentiality

Subject to clause 7.2, no party may:

(a)	disclose any Confidential Information to any person;

(b)	use any Confidential Information in any manner which may cause loss to the Company or the other parties; or

(c)	make any public announcement or issue any press release regarding this document or a party’s involvement with the Company.

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7.2	Permitted disclosure

A party may disclose any Confidential Information:

(a)	with the prior written consent of the party to whom the information relates;

(b)	to the extent it is required to do so by Law, any order or request of any Government Agency or by any recognised stock exchange on which its shares (or those of any of its Related Bodies Corporate) are listed;

(c)	to the party’s employees, officers, advisers, financiers and consultants (and those of its Related Bodies Corporate where necessary), but only to the extent required for the purposes of implementing the transactions contemplated by this document and on the basis that such recipient observes the same obligations of confidentiality that apply to the disclosing party under this document. The disclosing party is responsible for any breach by any such recipient of the obligations in clause 7.1 as if those obligations applied directly to the recipient; or

(d)	in connection with any legal proceedings relating to this document and/or the Notes.

8.	GST

8.1	Recovery of GST

If GST is payable, or notionally payable, on a supply made under or in connection with this document, the party providing the consideration for that supply must pay as additional consideration an amount equal to the amount of GST payable, or notionally payable, on that supply (the GST Amount). Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time that the other consideration for the supply is provided. If a tax invoice is not received prior to the provision of that other consideration, the GST Amount is payable within 10 days of the receipt of a tax invoice. This clause does not apply to the extent that the consideration for the supply is expressly stated to be GST inclusive or the supply is subject to reverse charge.

8.2	Liability net of GST

Where any indemnity, reimbursement or similar payment under this document is based on any cost, expense or other liability, it will be reduced by any input tax credit entitlement, or notional input tax credit entitlement, in relation to the relevant cost, expense or other liability.

8.3	Adjustment events

If an adjustment event occurs in relation to a supply made under or in connection with this document, the GST Amount will be recalculated to reflect that adjustment and an appropriate payment will be made between the parties.

8.4	Definitions

Unless the context requires otherwise, words and phrases used in this clause that have a specific meaning in the GST Law (as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth)) have the same meaning in this clause.

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9.	General

9.1	Notices

Any notice given under or in connection with this document (Notice):

(a)	must be in writing and signed by a person duly authorised by the sender;

(b)	must be addressed and delivered to the intended recipient by hand, by prepaid post, or by email at the address or email address set out in this document;

(c)	is taken to be given and made:

(i)	in the case of hand delivery, when delivered;

(ii)	in the case of delivery by post, three Business Days after the date of posting (if posted to an address in the same country) or seven Business Days after the date of posting (if posted to an address in another country); and

(iii)	in the case of an email, at the time the email was sent (as recorded on the device from which it was sent), unless within 24 hours of sending the email the sender receives an automated message that it was not delivered.

This clause does not limit the way in which a notice can be deemed to be served under any Law.

9.2	Costs

Each party must pay its own costs and expenses in relation to preparing, negotiating, executing and completing this document and any document related to this document.

9.3	Duty

All Duty which may be payable on or in connection with this document is payable by the Noteholder.

9.4	Governing law and jurisdiction

(a)	This document is governed by and must be construed in accordance with the Law of New South Wales.

(b)	The parties submit to the non-exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this document, its performance or subject matter.

9.5	Variation

This document cannot be amended or varied except in writing signed by the parties.

9.6	Waivers

(a)	A waiver of any right, power or remedy under this document must be signed by the party granting it. A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

(b)	The fact that a party fails to do, or delays in doing, something the party is entitled to do under this document does not amount to a waiver.

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9.7	Cumulative rights

Except as expressly provided for in this document, the rights of a party under this document are in addition to and do not exclude or limit any other rights or remedies provided by Law.

9.8	Severability

Any provision of this document which is invalid in any jurisdiction must in relation to that jurisdiction be:

(a)	read down to the minimum extent necessary to achieve its validity (if applicable); and

(b)	severed from this document in any other case,

without invalidating or affecting the remaining provisions of this document or the validity of that provision in any other jurisdiction.

9.9	Further acts

Each party must at its own expense promptly execute all documents and do, or use reasonable endeavours to cause a third party to do, all things that another party from time to time may reasonably request in order to give effect to, perfect or complete this document and all transactions incidental to it.

9.10	Assignments and transfers

A party must not assign or transfer any of its rights or obligations under this document without the prior written consent of each of the other parties.

9.11	Survival and merger

No term of this document merges on completion of any transaction contemplated by this document.

9.12	Entire understanding

Each party acknowledges that this document (together with the Convertible Note Deed Poll) constitutes the entire understanding between the parties concerning the subject matter of this document (notwithstanding any term sheet or heads of agreement that may have been entered into by the parties).

9.13	Counterparts

This document may consist of a number of signed counterparts. All counterparts together constitute one document.

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Schedule 1 – Noteholder details

Part A

Name
ACN (if applicable)
Address
Email
Attention

Part B

Subscription Amount	$xxx
Subscription Notes	xxx
Options	= (xxx)*2

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Schedule 2 – Terms of Options

(a)	Each Option gives the holder the right to subscribe for one Share.

(b)	The exercise price is $0.45 per Option.

(c)	The expiry date is 15 July 2025.

(d)	The Options are not transferable, except with the prior approval of the Company.

(e)	The Options are exercisable by delivering to the registered office of the Company a notice in writing stating the intention of the holder to exercise a specified number of Options, accompanied by an Option certificate, if applicable, and payment for the subscription monies due, subject to the funds being duly cleared funds. The exercise of only a portion of the Options held does not affect the holder’s right to exercise the balance of any Options remaining.

(f)	All Shares issued upon exercise of the Options will rank equally in all respects with the Company’s then issued Shares.

(g)	The Options will not to be quoted on ASX and the Company is under no obligation to apply for quotation of the Options on ASX.

(h)	The Company will apply for quotation on ASX of all Shares issued upon exercise of the Options.

(i)	There are no participating rights or entitlements inherent in the Options and holders will not be entitled to participate in new issues of capital to Shareholders during the currency of Options. However, the Company will ensure that for the purposes of determining entitlements to any such issue, the Company will give each Option holder prior notice as required by the Listing Rules of the record date (as defined in the Listing Rules) of any proposed issue of Shares or other securities or entitlements made available to the holders of Shares generally to enable the Option holder to exercise its Options and participate in the new issue.

(j)	There is no right to change the exercise price of an Option nor the number of Shares over which the Option can be exercised, if the Company completes a pro rata issue of Shares which is not a bonus issue.

(k)	If there is a bonus issue of Shares, the number of Shares over which an Option can be exercised increases by the number of Shares which the Option holder would have received if the Option had been exercised before the record date for the bonus issue.

(l)	In the event of any reconstruction (including consolidation, subdivision, reduction or return of capital) of the issued capital of the Company, the number of Options, the Exercise Price, and other applicable rights of the Option holder will be varied in accordance with the Listing Rules apply to a reorganisation of capital at the time of the reorganisation.

(m)	In the event of any listing of the Company on another exchange or dual listing of securities on another exchange, each Option can only be converted to one Share. Any subsequent actions are contingent on the Option conversion to Shares and are subject to these Option terms, the Listing Rules, and any other rules, regulations and laws, as applicable.

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Schedule 3 – Company Warranties

1.	Status of the Company

1.1	The Company is a public company limited by shares and is registered and validly existing under the Corporations Act.

1.2	The Company is admitted to the official list of ASX and it has taken no action designed to, or likely to have the effect of, terminating its listing from, or the quotation of its Shares on ASX, nor has it received any notification that ASX is contemplating terminating its listing or the quotation of its Shares.

2.	Issue of the Subscription Notes

2.1	There is, or will be at the Issue Date, no restriction on the ability of the Company to issue the Subscription Notes that will not have been validly waived.

2.2	The Noteholder will acquire on the Issue Date ownership of the Subscription Notes free and clear of all Third Party Interests or other competing rights, including pre-emptive rights or rights of first refusal.

3.	Issue of Options

3.1	At the time of issue of the Options to the Noteholder, there will be no restriction on the ability of the Company to issue the Options that will not have been validly waived.

3.2	The Noteholder will acquire ownership of the Options free and clear of all Third Party Interests or other competing rights, including pre-emptive rights or rights of first refusal.

3.3	At the time of the issue of Shares to the Noteholder on exercise of its Options in accordance with their terms of issue:

(a)	the Noteholder will acquire ownership of those Shares free and clear of all Third Party Interests;

(b)	the Shares will rank equally with the other existing Shares on issue; and

(c)	the Shares will be fully paid and have no money owing in respect of them.

4.	Authority of Company

4.1	The Company has taken all necessary action to authorise the signing, delivery and performance of this document and the documents required under this document in accordance with their respective terms.

4.2	The Company has power to enter into this agreement and perform its obligations under it.

4.3	The Company’s obligations under this document and the Convertible Note Deed Poll are valid and binding and enforceable against it in accordance with their terms, subject to laws of equity of general application.

4.4	The execution, delivery and performance of this document by the Company will not violate, contravene, conflict with, or result in a breach of or default under:

(a)	the Constitution;

(b)	any material term or provision of any security arrangement, undertaking, agreement or deed to which it is a party or is subject to or by which it is bound; or

(c)	any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject to or by which it is bound.

5.	Solvency

5.1	No Insolvency Event has occurred in relation to the Company.

6.	Compliance

The Company is in material compliance with its continuous disclosure obligations under the ASX Listing Rules.

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Schedule 4 – Noteholder Warranties

The Noteholder represents and warrants that:

(a)	If it is a body corporate, it is a body corporate validly existing under the Laws of its place of incorporation.

(b)	It has the power, capacity and financial resources to enter into and perform its obligations under this document.

(c)	It has taken all necessary action to authorise the signing, delivery and performance of this document and the documents required under this document in accordance with their respective terms.

(d)	This document constitutes valid and binding obligations upon it enforceable in accordance with its terms, subject to laws of equity of general application.

(e)	No Insolvency Event has occurred in relation to the Noteholder.

(f)	The issue of the Subscription Notes, Conversion Securities to be issued upon exercise of the Subscription Notes, Options and Shares to be issued upon exercise of the Options to the Noteholder will not be a notifiable action under the Foreign Acquisitions and Takeovers Act 1975 (Cth).

(g)	If the Noteholder enters into this document as the trustee of a trust, in its own capacity and as trustee of the trust:

(i)	the trust is duly constituted and has not been terminated; and

(ii)	the trustee has full legal capacity, valid power and authority under the terms of the relevant trust and, in the case of a corporation, under its constitution or other constituent documents to enter into an execute this document and to carry out the transactions contemplated by this document as trustee of the relevant trust.

(h)	If the Noteholder is in Australia, it is a person who does not require provision of a disclosure document in relation to the Subscription Notes, Conversion Securities to be issued upon exercise of the Subscription Notes, Options and Shares to be issued upon exercise of the Options to be issued upon exercise of the Options because of section 708(8) or (10) (sophisticated investors) or 708(11) (professional investors) of the Corporations Act.

(i)	If the Noteholder is in a jurisdiction outside Australia it is a person to whom an offer and issue of Subscription Notes, Conversion Securities, Options and Shares may be made without registration, lodgement or approval of a formal disclosure document or other regulatory or disclosure filing in accordance with laws of that jurisdiction.

(j)	The Noteholder is not a “U.S. person” as defined in Regulation S under the Securities Act, or acting for the account or benefit of a person within the United States or a “U.S. person” and is subscribing for the Subscription Notes and Options outside the United States in an “offshore transaction” as defined in Regulation S under the US Securities Act. The Noteholder acknowledges that “U.S. person” as defined under Regulation S means:

(i)	any natural person resident in the United States;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	any estate of which any executor or administrator is a U.S. person;

(iv)	any trust or which any trustee is a U.S. person;

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(v)	any agency or branch of a foreign entity located in the United States;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	any partnership or organization if:

(A)	organized or incorporated under the laws of any foreign jurisdiction; and

(B)	formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act,

unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts;

provided, that the following are not “U.S. persons”:

(i)	any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(A)	an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(B)	the estate is governed by foreign law;

(iii)	any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(iv)	an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	any agency or branch of a U.S. person located outside the United States if:

(A)	the agency or branch operates for valid business reasons; and

(B)	the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)	the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(k)	The Noteholder understands that the Subscription Notes, Conversion Securities to be issued upon exercise of the Subscription Notes, Options and Shares to be issued upon exercise of the Options have not been, and will not be, registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction of the United States and accordingly, those securities may not be offered, sold or otherwise transferred except pursuant to registration or qualification under the Securities Act and any other applicable securities or in accordance with an available exemption from, or in a transaction not subject to, the registration or qualification requirements of the Securities Act and any other applicable securities laws.

(l)	On the Issue Date, the Noteholder is not under any obligation to grant or create any Security Interest over any interest in the Subscription Notes.

Hamilton Locke Note Subscription Agreement	15

Schedule 5 – Convertible Note Deed Poll

[To be inserted]

Hamilton Locke Note Subscription Agreement	16

Executed as an agreement

Company

Executed by CardieX Limited ACN 113 252)
234 pursuant to section 127 of the	)
Corporations Act 2001 (Cth):	)

Signature of Director		Signature of Director/Secretary

Name of Director (print)		Name of Director/Secretary (print)

Investor

Executed by XXXX (Co. Number – in	)
Australian ACN - ??) pursuant to	)
section 127 of the Corporations Act 2001)
(Cth):

Signature of Director		Signature of Sole Director/Secretary

Name of Director (print)		Name of Director/Secretary (print)

Hamilton Locke Note Subscription Agreement	17